Agreement

between

Zentralstelle für private Überspielungsrechte (ZPÜ)
Gesellschaft des bürgerlichen Rechts,
and its members

and

TME GmbH

Imation Europe B.V.

GlassBridge Enterprises, Inc. (formerly: Imation, Corp.)

Agreement

between

(1)	Zentralstelle für private Überspielungsrechte (ZPÜ) Gesellschaft des bürgerlichen Rechts, with business address at Rosenheimer Str. 11, 81667 München, represented by its member GEMA – Gesellschaft für musikalische Aufführungs- und mechanische Vervielfältigungsrechte which is representeded by its Members of the Board Dr. Harald Heker, Georg Oeller and Lorenzo Colombini (“ZPÜ”),

acting on its own behalf and on behalf of its members

GEMA – Gesellschaft für musikalische Aufführungs- und mechanische Vervielfältigungsrechte with registered business address at Bayreuther Straße 37-38, 10787 Berlin (“GEMA”);

GVL – Gesellschaft zur Verwertung von Leistungsschutzrechte mbH with registered business address at Podbielskiallee 64, 14195 Berlin (“GVL”);

GÜFA – Gesellschaft zur Übernahme und Wahrnehmung von Filmaufführungsrechten mbH with registered business address at Vautierstraße 72, 40235 Düsseldorf (“GÜFA”);

GWFF – Gesellschaft zur Wahrnehmung von Film- und Fernsehrechten mbH with registered business address at Marstallstraße 8, 80539 Munich (“GWFF”);

VFF – Verwertungsgesellschaft der Film- und Fernsehproduzenten mbH with registered business address at Brienner Straße 26, 80333 Munich (“VFF”);

VGF – Verwertungsgesellschaft für Nutzungsrechte an Filmwerken mbH with registered business address at Beichstraße 8, 80802 Munich (“VGF”);

VG BILD-KUNST – Verwertungsgesellschaft Bild-Kunst with registered business address at Weberstraße 61, 53113 Bonn (“VG BILD-KUNST”);

VG WORT – Verwertungsgesellschaft WORT with registered business address at Untere Weidenstraße 5, 81543 Munich (“VG WORT”);

TWF – Treuhandgesellschaft Werbefilm mbH with registered business address at Thomas-Wimmer-Ring 9, 80539 Munich (“TWF”);

(collectively “Collecting Societies”)

and

(2)	TME GmbH with business address Mainzer Landstraße 46, 60235 Frankfurt, represented by its Director Danny Zheng (“TME”);

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(3)	Imation Europe B.V. with business address at GlassBridge Enterprises, Inc., 1099 Helmo Ave North # 250, Oakdale, Minnesota 55128, USA, represented by Danny Zheng (“Imation Europe”);

(4)	GlassBridge Enterprises, Inc. (formerly: Imation, Corp.) with business address 1099 Helmo Ave North # 250, Oakdale, Minnesota 55128, USA, represented by its Chief Executive Officer Danny Zheng (“GlassBridge”)

(TME, Imation Europe and GlassBridge collectively: “Imation”)

Preamble

(A)	This agreement applies to all companies of the Imation / GlassBridge group which ultimately has the same parent company GlassBridge Enterprises, Inc. and any future successors in interest or assignees of the same (collectively the “Imation Group”) as well as customers of the Imation Group.

(B)	TME, Imation Europe and other members of the Imation Group have distributed various analogue and digital storage media (CDs, DVDs, BluRay, floppy discs, audio tapes, video tapes, camcorder tapes, DAT tapes, data cartridges, flash cards) and devices (flash drives, solid state drives and hard disk drives) under the brand names “Imation”, “Exabyte”, “IBM”, “StorageTek”, “HP”, “Memorex”, “TDK”, “XtremeMac, “SUN” and “Nexsan” in Germany (the “Imation Products”). The members of the Imation Group have ended their German business by the end of 2015.

(C)	From 1 January 2003 to 30 June 2008, Imation Deutschland GmbH (which was merged to TME at the end of 2010) imported and distributed Imation Products into and within Germany. Imation Deutschland GmbH organized its distribution activities into two separate distribution channels: commercial end customers were serviced via the commercial distribution channel (“Commercial Channel”) and private end customers were serviced via the consumer distribution channel (“Consumer Channel”). Imation Deutschland GmbH has paid a total of EUR 11,819,331.00 in copyright levies to ZPÜ in the period from 1 January 2003 to 30 June 2008. This total amount includes an amount of EUR 4,481,500.00 which Imation Deutschland GmbH paid exclusively as levies on the sales in the Commercial Channel and which was claimed back by TME from ZPÜ in arbitration proceedings before the Arbitration Board according to the Act on the Protection of Copyright and Neighbouring Rights (“Arbitration Board”) with request filed on 30 December 2013 (case no. Sch-Urh 61/13). ZPÜ denies such separation and allocation of payments. The Arbitration Board has proposed that ZPÜ shall pay, by way of compromise, EUR 2.52 Mio to TME on 27 February 2017. TME and ZPÜ have both opposed against the Arbitration Board’s decision. Currently, court proceedings are pending before the Higher Regional Court of Munich (case no. 6 Sch 12/17 WG) where TME requests reimbursement of EUR 4,481,500.00 plus interests in the amount of 5% p.a. above the base interest rate (i.e., as of 29 May 2018, a total of EUR 5,298,602.09) against ZPÜ (the “Reimbursement Action”).

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(D)	There is an additional court proceeding pending between ZPÜ and TME before the Higher Regional Court of Munich (case no. 6 Sch 27/15 WG) where ZPÜ asserts a claim for reporting on sold hard disk drives (the “Reporting Action”).

(E)	ZPÜ has invoiced copyright levies for Imation Products directly to customers of the Imation Group. Furthermore there are arbitration proceedings pending before the Arbitration Board between ZPÜ and customers of the Imation Group where ZPÜ asserts claims for copyright levies against real,- SB Warenhaus GmbH (case no. Sch-Urh 147/14), Euronics Deutschland GmbH (case no. Sch-Urh 116/14), ElectronicPartner Handel SE (case nos. Sch-Urh 112/15, Sch-Urh 132/16 and Sch-Urh 133/16) and Müller Großhandels Ltd. & Co. KG (case no. Sch-Urh 160/16) (collectively: the “Customer Arbitration Proceedings”). On 8 February 2018, the Arbitration Board has provided its settlement proposal in further proceedings (case no. Sch-Urh 149/14) between ZPÜ and Euronics Deutschland GmbH whereas Euronics Deutschland GmbH has filed an objection against this settlement proposal on 22 March 2018.

(F)	There are currently no court proceedings pending between ZPÜ and customers of the Imation Group with regard to copyright levies for Imation Products, apart from the proceedings between ZPÜ and Euronics Deutschland GmbH before the Higher Regional Court of Munich (case no. 6 Sch 21/18 WG), resulting from the objection of Euronics Deutschland GmbH against the settlement proposal in the aforementioned proceedings case no. Sch-Urh 149/14.

(G)	The Collecting Societies and Imation have reached an amicable settlement agreement in order to resolve all pending and potential disputes regarding payment and reimbursement of copyright levies for Imation Products.

Therefore, the Collecting Societies and Imation (together the “Parties”, each a “Party”) agree as follows (the “Agreement”):

1.	Pending Reimbursement Action

1.1	The Parties agree to terminate the Reimbursement Action before the Higher Regional Court of Munich (case no. 6 Sch 12/17 WG) by filing submissions by means of which (i) the proceeding is jointly declared fully completed (“übereinstimmende Erledigungserklärung”) and (ii) the Higher Regional Court of Munich is advised of the cost rule set forth in Section 1.2 of this Agreement.

1.2	TME and ZPÜ shall each bear 50 % of the court fees and each Party shall bear its own costs and expenses with regard to the Reimbursement Action, including, without limitation attorney fees and travel and translation expenses. The Parties hereby agree to refrain from filing any motions for cost reimbursement with regard to the Reimbursement Action.

1.3	TME shall use its best efforts to file the submission pursuant to Section 1.1 within 5 Business Days (i.e., days that are not (i) a Saturday, (ii) a Sunday, (iii) any other day on which commer-cial banks in Germany, or the USA are required by applicable Laws to be closed, or (iv) any 24 or 31 December. after signature of this agreement by all Parties, a “Business Day”). ZPÜ shall use its best efforts to file the submission pursuant to Section 1.1 within 5 Business Days after receipt of the scan of the signed execution copy of this Agreement.

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2.	Pending Reporting Action

2.1	The Parties agree to terminate the Reporting Action before the Higher Regional Court of Munich (case no. 6 Sch 27/15 WG) by filing submissions by means of which (i) the proceeding is jointly declared fully completed (“übereinstimmende Erledigungserklärung”) and (ii) the Higher Regional Court of Munich is advised of the cost rule set forth in Section 2.2 of this Agreement.

2.2	TME and ZPÜ shall each bear 50 % of the court fees and each Party shall bear its own costs and expenses with regard to the Reporting Action, including, without limitation attorney fees and travel and translation expenses. The Parties hereby agree to refrain from filing any motions for cost reimbursement with regard to the Reporting Action.

2.3	ZPÜ shall use its best efforts to file the submission pursuant to Section 1.1 within 5 Business Days after receipt of the scan of the signed execution copy of this Agreement. TME shall use its best efforts to file the submission pursuant to Section 1.1 within 5 Business Days after receipt of a scan of the submission filed by ZPÜ pursuant to the preceding sentence.

3.	Pending Customer Arbitration Proceedings and Court Proceedings

3.1	ZPÜ agrees to use its best efforts to withdraw the Customer Arbitration Proceedings pending before the Arbitration Board (case nos. Sch-Urh 147/14, Sch-Urh 116/14, Sch-Urh 112/15, Sch-Urh 132/16, Sch-Urh 133/16 and Sch-Urh 160/16) and the court proceedings pending before the Higher Regional Court of Munich case no. 6 Sch 21/18 WG within 5 Business Days after receipt of the scan of the signed execution copy of this Agreement.

3.2	ZPÜ and Imation shall each bear 50 % of the board / court fees of each of the Customer Arbitration Proceedings and the court proceeding case no. 6 Sch 21/18 WG. Each Party shall bear its own costs and expenses with regard to the Customer Arbitration Proceedings and the court proceedings case no. 6 Sch 21/18 WG, including, without limitation attorney fees and travel and translation expenses. ZPÜ hereby agrees to refrain from filing motions for cost reimbursement with the Arbitration Board and with the Higher Regional Court of Munich with regard to the Customer Arbitration / Court Proceedings. Imation shall see to it (steht dafür ein) and procure (sorgt für) that the respective customer who is party to the Customer Arbitration / Court Proceedings will not request cost reimbursement from ZPÜ.

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4.	Settlement Payment

4.1	Imation shall make a final lump sum payment of EUR 150,000.00 by way of a bank transfer to ZPÜ’s bank account:

Commerzbank München

IBAN: DE83 7008 0000 0387 9100 00

Swift/BIC: DRES DE FF 700

4.2	Imation shall make the payment pursuant to Section 4.2 without undue delay after receipt of the signed execution hardcopy of this Agreement and release of restricted cash at Imation’s bank (which will be released after confirmation by the relevant customer), at the latest by 31 January 2019.

5.	Waiver of claims by Imation

5.1	Provided that ZPÜ fully complies with its duties under this Agreement, Imation irrevocably waives and abandons any and all claims, demands, and causes of action, known or unknown, existing now or in the future, against the Collecting Societies for reimbursement of copyright levies for Imation Products, whether already invoiced by ZPÜ or not, whether already paid by Imation or its customers or not.

6.	Waiver of claims by Collecting Societies

6.1	Provided that Imation fully complies with its duties under this Agreement, ZPÜ on its own behalf and on behalf of its members, irrevocably waives and abandons any and all claims, demands, and causes of action, known or unknown, existing now or in the future, against Imation and the Customers (as defined in section 6.4) of the Imation Group, arising out of or relating to copyright levies for the Imation Products imported and/or distributed to/within the territory of Germany by Imation and procured by the Customers, each between 1 January 2003 and 31 December 2015, whether already invoiced by ZPÜ or not.

6.2	ZPÜ shall see to it (steht dafür ein) and procure (sorgt für) that any of its members also waive and abandon any and all claims, demands, and causes of action known or unknown, existing now or in the future, against Imation and the Customers (as defined in section 6.4) of the Imation Group, arising out of or relating to copyright levies for the Imation Products imported and/or distributed to/within the territory of Germany by Imation and procured by the Customers, each between 1 January 2003 and 31 December 2015, whether already invoiced by ZPÜ or not and hereby agrees undertake to indemnify Imation Europe (and its affiliates) from any such claim, demand and cause of action.

6.3	Sections 6.1 and 6.2 shall apply and operate as agreements for the benefit of third parties within the meaning of Section 328 (1) of the German Civil Code (BGB) (echter Vertrag zugunsten Dritter) for a Customer whereas such Customer is not entitled to claim reimbursement of copyright levies already paid for Imation Products imported and/or distributed to/within the territory of Germany by Imation and procured by the respective Customer, each between 1 January 2003 and 31 December 2015, against ZPÜ and/or any of its members except for any reimbursement of copyright levies based on an adjustment of levy rates in tariffs and/or collective agreements.

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6.4	A list of companies (the “Customers”) who have procured Imation Products from an Imation Group company, directly or via resellers and/or distributors, is attached as Appendix to this Agreement. Customers within the meaning of this Agreement also include (i) group entities of the respective Customer that may have purchased, imported or distributed Imation Products instead of the respective named Customer (e.g., where one Customer purchased Imation Products and a group company of this Customer has distributed these Imation Products in Germany), and/or (ii) group entities of the respective Customer that have succeeded or have been succeeded by the Customers listed in the Appendix. Where the Appendix refers to a non-German entity, the Agreement only applies to activities of such Customer that have been carried out in Germany.

7.	Miscellaneous

7.1	This Agreement represents a settlement and compromise. The Parties agree that this Agreement fully and comprehensively settles any disputes with regard to copyright levies for the Imation Products imported and/or distributed to/within the territory of Germany by Imation between 1 January 2003 and 31 December 2015.

7.2	Nothing in this Agreement shall be construed as evidence of, or any admission of, any liability or omission of any kind or as acknowledgement of any legal opinion or any levy rates as adequate or inadequate by any Party.

7.3	The Parties shall keep the content of this Agreement confidential. The Parties may, however, disclose this Agreement (i) if legally required to do so, (ii) to Collecting Societies, (iii) to customers of the Imation Group, and (iv) to a competent authority to the extent necessary to enforce their rights under this Agreement. Also, the Parties may disclose that the disputes regarding copyright levies for Imation Products were settled without disclosing details of this settlement.

7.4	This Agreement contains the full understanding and the complete and exclusive statements of the terms and conditions of the Parties’ agreements with respect to the subject matter hereof and supersedes any prior oral or written agreements and understandings between the Parties with respect thereto.

7.5	Any provision of this Agreement may be amended or waived only if such amendment or waiver is effected in writing and explicitly refers to this Agreement. This requirement also applies to any amendment or waiver of this Section 7.5 itself.

7.6	This Agreement shall be governed by and construed in accordance with the laws of Germany and excluding any conflict-of-law rules. The courts of Munich shall have exclusive jurisdiction to settle any disputes or claims arising under or in connection with this Agreement, including its validity and termination.
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Signatures

Zentralstelle für private Überspielungsrechte (ZPÜ) Gesellschaft des bürgerlichen Rechts:

Date:	Date:

Name:	Name:
Position:	Position:

TME GmbH		Imation Europe B.V.

Date:		Date:

Name:	Danny Zheng	Name:	Danny Zheng
Position:	Director	Position:	Representative

GlassBridge Enterprises, Inc.

Date:

Name:	Danny Zheng
Position:	Director

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Appendix (Customers)

Actebis Peacock GmbH	CDA Datentrager Albrechts GmbH	EXTRA Objekgesellschaft mbH & Co KG
Actidata GmbH	Citti Markt GmbH & Co KG	Famila Handelsbetriebe GmbH
ADVEO Deutschland GmbH	Cl. Bergmann GmbH & Co. KG	Famila Handelsmarkt
Aldi GmbH & Co KG	Computerwelt	Fiege Deutschland Stiftung & Co KG
Alexander Buerkle GmbH & Co KG	Conrad Electronic SE	Freecom Technologies GmbH
ALKA GmbH & Co KG	COOP Eingetragene Genossenschaft	Friedrich Streb
ALSO Deutschland GmbH	Copymedia Dienstleistungs- und Maschinenvertriebs GmbH	Funkstrom Grosshandels GmbH
Amazon EU Sarl	Copytec Mast Kassettendienst	Futura Media Service GmbH & Co
Angelika Breinbauer	COS Distributions GmbH	Gaefgen Elektrogrosshandel GmbH
Anton Schlecker	CPI Computer Partner Handels GmbH	Galeria Kaufhof GmbH
Aqipa GmbH	Despec Supplies GmbH	Georg Josef Kaes GmbH & Co
Arlt Computer Produkte GmbH	Dexxon Data Media and Storage GmbH	Heix GmbH & Co. KG
AV Com GmbH	Diagramm Halbach GmbH & Co KG	Hillmann & Ploog GmbH & Co KG
B Com Computer AG	Digigear Inc	Home Video Produktion
BDT Media Automation GmbH	DK Data Nordic OU	INCOM Storage GmbH
Bonn Tatje Fackiner	Duttenhofer GmbH & Co. KG	Johann Fouquet GmbH
Brommelhaupt Grosshandels GmbH	E Neumerkel EK	Kaisers Tengelmann AG
Buenting Handel Und Dienstleistung GmbH und Co. KG	E&K Data AG	Kanzenel & Beisenherz
Bueromarkt Am Nordbahnhof GmbH	Edeka Zentralhandelsgesellsch Mbh (EA)	Karstadt Warenhaus GmbH DE
Büroring EG	Electronic Partner Handel SE	Kaufhof Warenhaus AG.
C & C Grossmarkt Balanstrasse	Elektronik Neumerkel GmbH	Keldenich & Weinberg GBR
C & C Scharper GmbH	Ernst Binder GmbH & Co KG	Knoll Elektro Grosshandel GmbH & Co KG
Cancom Deutschland GmbH	Euronics Deutschland eG	Komet Electronic GmbH
Carl Mettler	EWS	KSK Elektro Handelsges mbH & Co KG
CD Rohling up GmbH	Expert Warenvertriebs GmbH	Lyreco Deutschland GmbH

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MeCan Distribution GmbH & Co.KG	REWE Unterhaltungselektronik GmbH
MEDIA MARKT TV-HiFi-Elektro GmbH	REWE Zentral AG
MediaCom IT Distibution GmbH	Rexel Deutschland EFGH GmbH
Media-Saturn Verwaltung Deutschland GmbH	Rimage Europe GmbH
Medimax Electronic	Ringfoto GmbH & Co
Metro Cash & Carry Deutschland GmbH	Saturn Techno Markt Handels GmbH
Minipreis Laeden GmbH	SBK Selbstbed GmbH & Co KG
Misco Germany Inc	Schimek Electronics Vertriebsgesellschaft MbH
Mitegro GmbH & Co KG	Siemens AG
Mueller Grosshandels Ltd. & Co. KG.	Sinus Gesellschaft f. EDV-Zubehoer mbH
MÜLLER Ltd & Co KG	SK Kassetten GmbH & Co. KG
Müller Service Ltd. & Co. KG	Soennecken LogServe GmbH
Multi-Center Warenvertriebs GmbH	Soft Carrier Computerzubehoer GmbH
Nierle Media GmbH & Co KGa	Software Partner GmbH
Noesse Datentechnik GmbH	Spicers Deutschland GmbH
NORMA GmbH & Co. KG	Spicers Ltd Deutschland
Office Depot International B V	Staples (Deutschland) GmbH
OHG Fegro Selgros	Ströbelt GmbH & Co
Open Storage AG	TAROX Systems & Services GmbH
Patz GmbH	TDK Electronics Europe GmbH
Paul Opitz & Co GmbH	UFP Deutschland GmbH
Photo Dose GmbH	Verbatim Limited
PPI Trading	Walter Vigener GmbH & Co KG
Pressezentrum Lübeck GmbH & Co KG	Wave Distribution & Computersysteme GmbH
Printus Fachvertrieb für Bürobedarf GmbH	Wessling
ProMarkt Handels GmbH	Wilhelm Koch GmbH
Ratio Handel GmbH & Co KG	Wilhelm Rink GmbH & Co KG
REAL SB-WARENHAUS GMBH	Wortmann AG
Reichelt Elektronik GmbH & Co. KG	Zander GmbH & Co
Relcom-Teh
Rewe Grossfl. Mainz-Kastel Toom

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